Exhibit 4.6


INTANGIBLE ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of July 16, 2004 by and among CONVERGITON, INC. a Florida corporation (the "Company"), and MEDIACOM ENTERTAINMENT, INC. a Delaware corporation (the "Purchaser").




                                   WITNESSETH:

WHEREAS, the Company is engaged in the production of infomercial, advertising, television and music programming; and

WHEREAS, Purchaser is engaged in the exploitation of television, film and music programming, Internet content and related merchandising opportunities, and desires to purchase all of the Company's know-how and expertise necessary for the operation of the Company's businesses as they are currently conducted including but not limited to the Company's Branded Media Strategy (the "Intangible Asset"); and

WHEREAS the Company desires to sell and Purchaser desires to purchase the Intangible Asset.

NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    ARTICLE 1
               PURCHASE AND SALE OF THE COMPANY'S INTANGIBLE ASSET

     1.1 AGREEMENT TO PURCHASE. At the Closing (as hereinafter defined), Purchaser shall purchase the Intangible Asset from the Company for $35,000.00, upon and subject to the terms and conditions of this Agreement, to be paid by the issuance to Company of 3,500,000 shares of Common Stock of Purchaser (the "Mediacom Common Stock").

     1.2 CLOSING. At the Closing, the Company shall provide to Purchaser all right, title and interest in and to the Intangible Asset free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and the Purchaser shall deliver to the Company or its assigns the Mediacom Common Stock.

     1.3 FURTHER ASSURANCES. After the Closing Date, the parties shall from time to time, at the request of the other parties and without further cost or expense to the party to whom the request is directed, execute and deliver such other instruments of conveyance and transfer and take such other actions as the other

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parties may reasonably request, in order to more effectively consummate the transaction contemplated hereby and to vest in Purchaser, subject to the provisions of this Agreement, and at such future dates as provided for herein.

                                    ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

     The Company hereby represents, covenants and warrants to Purchaser as follows:

     2.1 ORGANIZATION; GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority to carryon its business as it is now being conducted and to own the properties and assets it now owns.

     2.2 CORPORATE RECORD BOOKS. The corporate minute books of the Company have been made available to the Purchaser, are complete and correct and contain all of the proceedings of the Stockholders and Directors of the Company.

     2.3 AUTHORIZATION, ETC. The Company has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Company has taken all actions required by law, its charter documents, or otherwise to be taken by it to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of the Company enforceable in accordance with its terms.

     2.4 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter documents of the Company.

     2.5 NO UNDISCLOSED LIABILITIES; ETC. The Company has no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise).

     2.6 LITIGATION. There is no pending or threatened action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving the Company, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Company pursuant to this Agreement or in connection with the transactions contemplated hereby; nor is there any valid basis for any such action, proceeding or investigation. The Company is not in default under or in violation of, nor is there any valid basis for any claim of default under or violation of, any contract, commitment or restriction to which it is a party or by which it is bound. The Company is not in violation of, or in default with respect to, any law, rule, regulations, order, judgment, or decree; nor is the Company required to take any action in order to avoid

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such violation or default. The Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a material adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

     2.7 KNOW HOW NECESSARY FOR THE BUSINESS.

     (a) All of the Company's know-how and expertise necessary for the operation of the Company's businesses as they are currently conducted shall be provided to Purchaser at Closing. Subject to the terms and conditions of any agreements executed by the Company with respect to any entertainment projects with which it is involved shall be shared among the Company and other parties, the Company is the owner of all right, title, and interest in and to each of the entertainment, branding and marketing assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

     2.8 INVESTMENT REPRESENTATIONS. The Company hereby represents that: (a) The Company (and/or its assigns) is and will be acquiring the Mediacom Common Stock for its own account, for investment and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act of 1933, as amended (the "Securities Act"). (b) The Company understands that (i) the Mediacom Common Stock have not been registered under the Securities Act, by reason of their issuance by the Company in transactions exempt from the registration requirements of the Securities Act and (ii) the Mediacom Common Stock must be held by the Company unless a subsequent disposition thereof is made pursuant to an effective registration statement under the Securities Act or is exempt from such registration. (c) The Company is an "accredited investor" as that term is defined in Rule 501 (a) under the Securities Act. (d) The Company (i) has sufficient experience in business and financial matters to be able to evaluate the merits and risks of its investment in the Mediacom Common Stock, (ii) has obtained such accounting, legal and tax advice as it has considered necessary to make an informed investment decision, (iii) has made such independent investigations as it has deemed necessary for the purpose of making the decision to invest in the Mediacom Common Stock, (iv) has had the opportunity to ask questions of and receive answers concerning the Purchaser's operations, affairs and financial condition and to request additional information about the Purchaser, and all questions have been answered and all requested additional information has been received, and (v) has the financial ability to bear the full economic risk of its investment in the Mediacom Common Stock.


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


                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to the Company as follows:

     3.1 CORPORATE ORGANIZATION; ETC. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to canyon its business as now being conducted and to own the properties and assets it now owns.

     3.2 AUTHORIZATION, ETC. Purchaser has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Purchaser has taken all action required to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, and this Agreement is a valid and binding agreement of Purchaser enforceable in accordance with its terms. The MEDIACOM Common Stock to be issued pursuant to this Agreement has been duly authorized, and, upon the Closing, will be validly issued, fully paid and non-assessable.

     3.3 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of the Certificate of Incorporation or Bylaws of Purchaser, or violate, or be in conflict with, or constitute a default under, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which Purchaser is a party or by which Purchaser is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

     3.4 CAPITALIZATION. The authorized capital stock of Purchaser consists of 5,000,000 shares of preferred stock, none of which are outstanding, and 30,000,000 shares of common stock, of which 7,014,188 shares are outstanding at July 16,2004.

     3.5 LITIGATION. There is no pending or threatened action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against Purchaser, or which questions or challenges the validity of this Agreement or any action taken or to be taken by Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby; nor is there any valid basis for any such action, proceeding or investigation. Purchaser is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

     3.6 BROKERS. Purchaser has not engaged, consented to or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

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


     3.7 ABSENCE OF CERTAIN CHANGES. Since the date of the Purchaser Financial Statements, the Purchaser has not (a) Suffered any material adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects;
(b) Incurred any material liabilities or obligations (absolute, accrued, contingent or otherwise), except items incurred in the ordinary course of business and consistent with past practice, or increased or experienced any change in any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves; (c) Paid, discharged or satisfied any claim, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Purchaser Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the balance sheet included in the Purchaser Financial Statements; (d) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except for liens for current taxes not yet due; (e) Become aware of any fact or event which materially adversely affects or may in the future materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Purchaser; (f) Sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice; and (g) Agreed, whether in writing or otherwise, to take any action described in this Section 3.8.

                                    ARTICLE 4
                                    COVENANTS

     4.1 COVENANTS OF THE COMPANY

     4.1.1 CONSENTS. The Company will obtain, prior to the Closing, all consents necessary, in the reasonable opinion of Purchaser's counsel, to the consummation of the transactions contemplated hereby. All such consents will be in writing and executed counterparts thereof will be delivered to Purchaser prior to or at the Closing.

     4.2 COVENANTS OF THE PURCHASER:

     (a) REGISTRATION. Purchaser will register the MEDIACOM Common Stock in accordance with Article 7 hereof. In the event that the Purchaser grants to any current or future investor, registration rights superior to or more favorable than those contained in Article 7, the Purchaser shall also grant such superior or more favorable registration rights to the Company with respect to the MEDIA COM Common Stock acquired pursuant hereto.

                                    ARTICLE 5
                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

     Each and every obligation of the Company under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the Purchaser:

     5.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company contained herein shall be in all material respects true, complete and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

     5.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

     5.3 NO GOVERNMENTAL PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental body or other Person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

     5.4 MATERIAL CHANGE. The Company shall not have suffered any unanticipated material adverse change in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

                                    ARTICLE 6
                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER

     Each and every obligation of Purchaser under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the
Company:

     6.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties contained in Article 3 hereof, and in all certificates and other documents delivered and to be delivered by the Purchaser pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true, complete and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement or changes which are not material in the aggregate.

     6.2 PERFORMANCE. The Purchaser shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

     6.3 INVESTIGATIONS; ETC. No investigation of the Company by Purchaser, nor the Schedules or any supplement thereto nor any other document delivered to Purchaser as contemplated by this Agreement, shall have revealed any facts or circumstances which, in the sole and exclusive judgment of Purchaser, reflect in a material adverse way on the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of the Company.

     6.4 CONSENTS. The consents from third parties and government agencies required to consummate the transactions contemplated hereby shall have been obtained.

     6.5 NO GOVERNMENT PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental body or other Person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

     6.6 MATERIAL CHANGE. The Purchaser shall not have suffered any unanticipated material adverse change (whether or not such change is referred to or described in any supplement to the Schedules) in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.


                                    ARTICLE 7
                               REGISTRATION RIGHTS

     7.1 REGISTERABLE SECURITIES. As used herein the term "Registerable Security" means the 3,500,000 shares of MEDIA COM Common Stock issued pursuant to this Agreement, provided, however, that with respect to any particular Registerable Security, such security shall cease to be a Registerable Security when, as of the date of determination, (a) it has been effectively registered under the Securities Act, and disposed of pursuant thereto, (b) registration under the Securities Act is no longer required for the immediate public distribution of such security without restriction, or (c) it has ceased to be outstanding. The term "Registerable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registerable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, all adjustments shall be made in the definition of "Registerable Security" as are necessary or appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement.


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


     7.2 PIGGYBACK REGISTRATION.

     (a) If the Purchaser proposes to register any of its securities under the Securities Act, for its own account or for the account of others (other than in connection with a merger on Form S-4, pursuant to Form S-8 or other comparable form), the Purchaser shall at such time give prompt written notice to the Company of its intention to effect such registration and of the Company's rights under such proposed registration, and upon the request of the Company delivered to the Purchaser within 20 days after giving of such notice (which request shall specify the Registerable Securities intended to be disposed of by Stockholders and the intended method of disposition thereof), the Purchaser shall include such Registerable Securities held by the Company requested to be included in such registration; provided, however, that:

          (i) If, at any time after giving such written notice of the Purchaser's intention to register any of the Company's Registerable Securities and prior to the effective date of the registration statement filed in connection with such registration, the Purchaser shall determine for any reason not to register or to delay the registration of the Purchaser's own securities and such Registerable Securities, at its sole election, the Purchaser may give written notice of such determination to the Company and thereupon shall be relieved of its obligation to register any Registerable Securities issued or issuable in connection with such registration (but not from its obligation to pay registration expenses in connection therewith or to register the Registerable Securities in a subsequent registration); and in the case of a determination to delay a registration, the Purchaser shall thereupon be permitted to delay registering any Registerable Securities for the same period as the delay in respect of securities being registered for the Purchaser's own account.

          (ii) If the registration relates to an underwritten offering and the managing underwriter in such underwritten offering shall advise the Purchaser that it declines to include a portion or all of the Registerable Securities requested by the Company to be included in the registration statement, then (1) registration of all of the Registerable Securities shall be excluded from such registration statement on the condition that all securities to be registered by any other selling securityholders, if any, are also excluded and (2) registration of a portion of such Registerable Securities shall be excluded if such portion is allocated among the Stockholders and any other selling securityholders in proportion to the respective numbers of securities to be registered by the Company and other selling securityholders. In such event the Purchaser shall give the Company prompt notice of the number of Registerable Securities excluded.

                  (iii) It shall be a condition of the Company's participation in a registration statement under this Section 7.2 which relates to an underwritten public offering, that the Company agrees to sell the Company's Registerable Securities on the basis provided in the underwriting arrangements agreed to by the Purchaser and the managing underwriter of such offering.

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


     7.3 REGISTRATION PROCEDURES. In connection with each registration statement filed pursuant to this Agreement, the Purchaser hereby agrees to: (a) prepare and file with the Commission a registration statement and shall use its best efforts to cause such registration statement to become effective and remain effective for one (1) year or until all the Registerable Securities are sold (whichever is shorter) or become capable of being publicly sold without registration under the Securities Act. (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in collection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Company shall desire to sell or otherwise dispose of the same; (c) furnish to the Company such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Company may reasonably request in order to facilitate the public sale or other disposition of the securities owned by the Company; (d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Company shall request, and do any and all other acts and things which may be necessary or advisable to enable the Company to consummate the public sale or other disposition in such jurisdictions of the securities owned by the Company, except that the Purchaser shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process; (e) use its best efforts to list such securities on any securities exchange or national quotation system on which any securities of the Purchaser are then listed or quoted; (f) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering; (g) notify Company, at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and (h) take such other actions as shall be reasonably requested by the Company to facilitate the registration and sale of the Registerable Securities.

     7.4 INDEMNIFICATION. In the event any Registerable Securities are included in a registration statement pursuant to this Agreement:

     (a) PURCHASER. Without limitation of any other indemnity provided to Company pursuant to this Agreement, to the extent permitted by law, the Purchaser shall indemnify and hold harmless the Company, any underwriter (as defined in the Securities Act) for Company, and each person, if any, who controls such underwriter (within the meaning of the Securities Act) against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act or other federal or

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state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statements including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any violation or alleged violation by the Purchaser of the Securities Act, or (iv) any state securities law or any rule or regulation promulgated under the Securities Act, or any state securities law, and the Purchaser shall reimburse the Company, underwriter or controlling person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Purchaser shall not be liable to Company in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in confol1nity with written information furnished expressly for use in connection with such registration by the Company.

     (b) COMPANY. The Company shall indemnify and hold harmless the Purchaser, its affiliates, its counsel, officers, directors, shareholders and representatives, any underwriter (as defined in the Securities Act) and each person, if any, who controls the Purchaser or the underwriter (within the meaning of the Securities Act), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act or any state securities law, and the Company shall reimburse the Purchaser and each such Stockholders, affiliate, officer or director or partner, underwriter or controlling person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; insofar as such losses, claims, damages or liabilities (or actions and respect thereof) arise out of or aloe based upon any statements or information provided by such Stockholders to the Purchaser in connection with the offer or sale of Registerable Securities.

     (c) NOTICE; RIGHT TO DEFEND. Promptly after receipt by an indemnified party under this Section 7.4 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such

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


counsel in such proceeding. The failure to deliver written notice tothe indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Agreement only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Agreement.

     (d) CONTRIBUTION. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount the Company shall be obligated to contribute pursuant to the Agreement shall be limited to an amount equal to the proceeds to the Stockholders of the Registerable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Company has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registerable Securities).

     (e) SURVIVAL OF INDEMNITY. The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Registerable Securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

     7.5 TERMINATION OF REGISTRATION RIGHTS. The registration rights provided for in this Article 7 shall continue in full force and effect until such time as there are no Registerable Securities, as defined in Section 7.1 hereof, outstanding.

     7.6 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Purchaser to take any action pursuant to this Article 7 with respect to the Company that the Company shall furnish to the Purchaser such information regarding the Company, the Company's Registerable Securities and the intended method of disposition of the Registerable Securities and shall execute such documents in connection with such registration as the Purchaser and/or any managing underwriters may reasonably request.

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


     7.7 EXPENSES OF REGISTRATION. All expenses, other than underwriting discounts and commissions incurred by the Company in connection with the transactions contemplated by this Agreement, including, without limitation, listing, filing and qualification fees, printers' fees, accounting fees, legal fees and expenses of counsel for the Company (up to an aggregate of$10,000) and the fees of the Purchaser's counsel, shall be borne by the Purchaser.

                                    ARTICLE 8
                                 INDEMNIFICATION

     8.1 INDEMNIFICATION BY COMPANY. The Company shall indemnify Purchaser and each of its officers and directors and hold each of them harmless from, against and in respect of and shall on demand reimburse such persons for: (a) all its losses, liabilities, damages, costs and expenses arising from any misrepresentation or breach of any representation, warranty, covenant or agreement on the part of the Company under this Agreement; (b) to the extent any of the following constitute a breach of any representation, warranty, covenant or agreement on the part of the Company under this Agreement, any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against Purchaser that relate to the Company or the business in which the principal event giving rise thereto occurred before the Closing Date or which result from or arise out of any action or inaction before the Closing Date of the Company or any employee, agent, representative or subcontractor of the Company; and (c) any and all actions, suits, proceedings, elections, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid same or to oppose the imposition thereof, or in enforcing this indemnity.

     8.2 INDEMNIFICATION BY PURCHASER. Purchaser shall indemnify the Company and hold it harmless from, against and in respect of and shall on demand reimburse it for: (a) all of its losses, liabilities, damages, costs and expenses arising from any misrepresentation or breach of any representation, warranty, covenant or agreement on the part of the Purchaser under this Agreement; (b) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against the Company that relate to the Purchaser or the business in which the principal event giving rise thereto occurred after the Closing Date or which result from or arise out of any action or inaction after the Closing Date of Purchaser or any employee, agent, representative or subcontractor of the Purchaser; and (c) any and all actions, suits, proceedings, elections, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid same or to oppose the imposition thereof, or in enforcing this indemnity.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

     9.1 WAIVER OF COMPLIANCE. Any failure of the Company, on the one hand, or Purchaser, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the President of Purchaser or the Company, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     9.2 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or if mailed, certified or registered mail, return receipt requested, with postage prepaid or if delivered to an overnight courier that guarantees next-day delivery.

     9.3 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Company without the prior written consent of the Purchaser.

     9.4 GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law doctrine.

     9.5 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.6 HEADINGS. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

     9.7 ENTIRE AGREEMENT. This Agreement and the other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto, including but not limited to the Stock Purchase Agreement dated July 16, 2004 attached hereto.

     9.8 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed all as of the day and year first above written.

MEDIACOM ENTERTAINMENT, INC.


/s/ Donald C. Taylor
-----------------------
Donald C. Taylor
Chief Executive Officer



CONVERGITON, INC.


/s/ John P. Sgarlat
------------------
John P. Sgarlat
President


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